                     PROMISSORY NOTE AND SECURITY AGREEMENT

                                                            PHOENIX, ARIZONA
$2,500,000                                                  DECEMBER 23, 1999


1.   FUNDAMENTAL PROVISIONS.

     The following terms will be used as defined terms in this Promissory Note and Security Agreement (as it may be amended, modified, extended and renewed from time to time, the "Note"):

LENDER:                           Reginald D. Fowler

BORROWER:                         Training Devices International, Inc., a Colorado corporation

PRINCIPAL AMOUNT:                 Two Million Five Hundred Thousand Dollars
                                  ($2,500,000)

INTEREST RATE:                    Twelve percent (12%) per annum, fixed for the
                                  Term

LOAN FEE:                         Two Hundred Fifty Thousand Dollars ($250,000)
                                  payable to Lender on February 1, 2001

REVENUE PARTICIPATION PREMIUM:    Seven Hundred Fifty Thousand Dollars ($750,000) payable to Lender, commencing on February 1, 2001 in sixty (60) equal monthly installments of $12,500

PRINCIPAL MATURITY DATE:          February 1, 2001

COLLATERAL:                       Beech 1900D Level C Full Flight Simulator, having the Serial No. of
                                  NEX-TDI-002, including all parts, accessories, sub-assemblies, visual and motion systems and the right to use all related general intangibles as are necessary to operate or sell the Simulator, whether now owned or hereafter acquired, including but not limited to, applications

                           Page 1 of 12      Lender /s/ RF /  /s/ RE  Borrower
                                                    ----------------

                                  for patents, copyrights, trademarks, trade secrets, trade names, permits and franchises, (the "Simulator"), a non-exclusive license of Simulator
                                  System Software defined in Section 8 of this Note and all of Borrower's general accounts receivable (as specified in an Intercreditor
                                  Agreement between Lender and 1st Choice Bank).

PERMITTED EXCEPTIONS:             (a) A security interest in Borrower's accounts receivable and the software and the general intangibles with respect to the flight simulator 1900D Level C Serial No. NEX-TDI-001 in favor of 1st Choice
                                  Bank; (b) a first priority security interest in any visual and motion system granted to the vendor of such system; or (c) a first priority security interest in any subsequent simulators and the accounts receivable arising from the sale or lease of a simulator or a fractional ownership interest in a simulator (other than the
                                  Simulator constituting the Collateral) granted to any party that provides a loan for all or part of the cost to develop and manufacture that particular simulator.  It is understood by the parties that Lender's security interest in the visual and motion systems and such simulators and accounts receivable may in these instances be subordinate to the first priority security interests, and Lender will execute such documents as may be reasonably necessary to subordinate Lender's security interest to those first priority security interests.

BUSINESS DAY:                     Any day other than a Saturday, Sunday or legal holiday on which banks in the State of Arizona are closed for business.

2.    PROMISE TO PAY.

      For value received, Borrower promises to pay to the order of Lender, at its address at 7100 W. Erie St., Chandler, Arizona 85226, or at such other place as the Lender hereof may from time to time designate in writing, the Principal Amount, or so much thereof as is actually disbursed pursuant hereto, together with accrued interest from the date of disbursement on the unpaid principal balance at the Interest Rate.

                           Page 2 of 12      Lender /s/ RF /  /s/ RE  Borrower
                                                    ----------------

3.    LAWFUL MONEY.

      Principal and interest are payable in lawful money of the United States of America.

4.    DISBURSAL AND LOAN PURPOSE

      The Loan shall be disbursed according to Exhibit "A" on or about the dates provided therein to Borrower for the purpose of building the Simulator. These funds can be used for no other purpose.

5.    PAYMENTS

      Commencing on the first day of the month following the date of funding by Lender and continuing on the same day each month thereafter, Borrower shall make monthly installments of interest in the amounts as defined in Exhibit "A", and herein incorporated as part of this Note. Said installments shall not be subject to or limited to any source of funds of Borrower.

      On the Maturity Date, Borrower shall make a payment of the outstanding principal balance, all accrued interest and the Loan Fee. In addition, commencing on the Maturity Date and on the first day of each month thereafter, Borrower shall make sixty (60) equal monthly payments of the Revenue Participation Premium with the final payment of such Revenue Participation Premium due and payable on January 1, 2006.

      If any payment due hereunder is not received by Lender within five (5) days after its due date, then, in addition to the other rights and remedies of Lender, a per day late charge of Five Hundred Dollars ($500.00) will be charged to Borrower without notice. Such charge shall be immediately due and payable.

6.    PREPAYMENT.

      Borrower may, at any time within the Note term, prepay this Note (including the Loan Fee and the Revenue Participation Premium) in full or in part without incurring any premium or penalty. This Note is not considered paid in full until all principal, accrued interest, the Loan Fee, the Revenue Participation Premium, and any other amounts due hereunder have been paid in full. Borrower may prepay all or part of the Revenue Participation Premium by paying to Lender an amount equal to the present value of the Revenue Participation Premium at the time of prepayment; in calculating the present value, Borrower shall use a discount rate of seven percent (7%).

                          Page 3 of 12      Lender /s/ RF /  /s/ RE  Borrower
                                                   ----------------

7.    SECURITY AGREEMENT.

      As security for the payment and performance of this Note, the Loan and all other present and future debts, obligations and liabilities of any nature whatsoever of any one or more of Borrower to Lender, and all modifications, renewals, replacements and extensions thereof (collectively the "Obligations"), Borrower hereby assigns to Lender and grants to Lender a first priority security interest in all of the Collateral subject only to the Permitted Exceptions. Borrower will execute any security agreements, collateral assignments, financing statements for filing and/or recording and any other lien writings required by Lender to evidence, create and perfect the liens and security interest of Lender. A carbon, photographic or other reproduced copy of this Note and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

      Unless an Event of Default has occurred and is continuing, Lender's security interest in the Collateral will be released in full, except for its interest in Simulator accounts receivable, upon the Borrower's payment of (1) $2,500,000 plus interest at 12% per annum accrued but unpaid to Maturity Date and (2) the $250,000 Loan Fee. In addition, before or concurrent with a third party's purchase of any fractional ownership interest in the Simulator, Lender shall grant a release of such interest from the Collateral upon Borrower's repayment of a percentage of the Principal Amount and Loan fee that is equal to the percentage sold of the Simulator. For example, Borrower would repay 1/7th of the Principal Amount and Loan Fee if 1/7th fractional ownership interest in the Simulator was sold. Lender shall continue to maintain a first priority security interest in the accounts receivable generated by the sale of the fractional ownership interest in the Simulator until the Revenue Participation Premium is fully repaid.

      Borrower agrees that any and all funds received from its Initial Public Offering (the "IPO"), herein specified as the effective date of the IPO, shall be used to remove any senior liens on the motion and visual systems.

      Lender shall have no duty or obligation to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Borrower releases Lender from, and shall indemnify Lender against any liability for any act or omission relating to the Collateral, except for any liability directly resulting from Lender's negligence or willful misconduct, as determined in a final non-appealable judgment.

      Borrower agrees as follows:

            (a) Borrower (1) shall keep the Collateral free from all liens other than the Permitted Exceptions, (2) shall defend the Collateral against all claims and legal proceedings by persons other than Lender, (3) shall pay and discharge when due all taxes, levies and other charges upon the Collateral; (4) shall not permit the Collateral to be used in violation of any policy of insurance.

                          Page 4 of 12      Lender /s/ RF /  /s/ RE  Borrower
                                                   ----------------

            (b) Borrower shall pay all expenses and, upon Lender's request, execute all writings and take all other actions reasonably deemed advisable by Lender to preserve the Collateral or to establish and determine priority of perfection, continued perfection or enforce Lender's interest in the Collateral.

            (c) Lender may examine and conduct audits of the Collateral and Borrower's records concerning it, wherever located, and make copies of such records, at any time during normal business hours with two days advance notice, and Borrower shall assist Lender in so doing. Borrower shall keep accurate complete and current records respecting the Collateral.

For so long as the Note is secured by the Collateral, Borrower hereby makes, constitutes and appoints Lender the true and lawful attorney-in-fact of Borrower, in the name, place and stead of Borrower, other otherwise upon the occurrence of any Event of Default until the default is cured as defined in
Section 16.

         (a) To take all actions and to execute, acknowledge, obtain and deliver any and all writings necessary or deemed advisable by Lender in order to exercise any rights of Borrower with respect to the Collateral or to receive and enforce any payment or performance due to Borrower with respect to the Collateral;

         (b) To give any notices, instructions or other communications to any Person or entity in connection with the Collateral;

         (c) To demand and receive all performances due under or with respect to the Collateral and to take all lawful steps to enforce such performances and to compromise and settle any claim or cause of action of Borrower arising from or related to the Collateral and give acquittances and other discharges relating thereto; and

         (d) To file any claim or proceeding or to take any other action, in the name of Lender, Borrower or otherwise, to enforce performances due under or related to the Collateral or to protect and preserve the right, title and interest of Lender thereunder.

The foregoing power of attorney is a power coupled with an interest and shall be irrevocable and unaffected by the disability of the principal so long as the
Note is secured by the Collateral. Lender shall have no obligation to exercise any of the foregoing rights and powers in any event.

                          Page 5 of 12      Lender /s/ RF /  /s/ RE  Borrower
                                                   ----------------

8.    SIMULATOR SYSTEM SOFTWARE AND INTELLECTUAL PROPERTIES.

      Borrower hereby grants and conveys to Lender, a non-exclusive, irrevocable, worldwide license to use Borrower's proprietary system software that Borrower has developed to run and operate the Simulator (the "System Software"), subject to the following:

                  (a) Except in an Event of Default, Lender may not convey this license or otherwise transfer its interest in, or grant to any third parties any interest in or right to use the System Software.

     Borrower shall indemnify and hold Lender, his successors and assigns, harmless from and against any claims of third parties, which assert that any of the System Software infringes a proprietary right of another party.

     This license agreement shall be governed by, interpreted and construed under, and enforceable in accordance with the laws of the State of Colorado.

     Borrower shall deposit with Lender two (2) full sets of all System Software and documentation and instructions thereto, to be held by Lender as Collateral and in accordance with the terms and conditions set forth in
     Section 7 and herein this Section 8.

9.    SIMULATOR AND SOFTWARE WARRANTIES.

      This Note and Agreement shall not alter, modify, restrict or encroach upon any warranties provided by Borrower.

10.   INDEMNIFICATION.

      Borrower hereby agrees to indemnify, hold harmless and to defend Lender, his successors and assigns for any and all claims, actions, causes of action arising out of or related to the Collateral herein, except that Borrower shall have no indemnification obligations for claims, actions or causes of action arising out of Lender's negligence or willful misconduct. The amount payable under this indemnification provision shall be reduced by the proceeds of applicable insurance coverage, if any, actually received by Lender. Borrower shall not be liable for any settlement amount in regard to such claims, actions or causes of action unless Borrower has consented to the settlement, which consent shall not be unreasonably withheld.

11.   WAIVERS.

      This Note and Agreement shall not alter, modify restrict or encroach upon the obligations, responsibilities and requirements of the Borrower to Lender.

                          Page 6 of 12      Lender /s/ RF /  /s/ RE  Borrower
                                                   ----------------

12.   COMPROMISE OF CLAIMS.

      No liability, fault or wrongdoing of any kind is hereby admitted by any party hereto as a result of negotiating or executing this Note and Agreement, including any and all statements and communications by the parties, their attorneys or representatives.

13.   SEVERABILITY.

      Should any of the terms of this Note and Agreement or its application to any person or circumstances become invalid or unenforceable to any extent, the remainder of this Note and Agreement shall not be affected thereby, and each term and provision hereof shall be valid and enforceable to the fullest extent permitted by law.

14.   BUSINESS RISK.

      Borrower and Lender (by its acceptance of this Note) hereby affirm, agree and acknowledge that because of the inherent business risk to Lender in the financing involved in this transaction, the Interest Rate, the Loan Fee and the Revenue Participation Premium provided in this Note constitute a fair and reasonable return to Lender in light of such business risk.

15.   INTEREST RATE LIMITATION.

      Borrower hereby agrees to pay an effective rate of interest that is the sum of the Interest Rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan, including, without limitation, the Loan Fee, the Revenue Participation Premium and any other fees to be paid by Borrower pursuant to the provisions of the Note. Lender and Borrower agree that none of the terms and provisions contained herein shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Arizona. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest that would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Arizona, all such sums deemed to constitute interest in excess of the such maximum rate shall, at the option of the holder, be credited to the payment of other amounts payable under this Note or returned to Borrower.

16.   EVENT OF DEFAULT.

      Occurrence of one or more of the following shall constitute an Event of Default under this Note:

                          Page 7 of 12      Lender /s/ RF /  /s/ RE  Borrower
                                                   ----------------

         (a) Any failure of the Borrower to pay Lender any amounts due under this Note within ten days of the due date without notification, or in the case of amounts due on the Maturity Date, the failure of Borrower to pay Lender those amounts on or before ninety (90) days after Federal Aviation Administration (the "FAA") qualification of the Simulator; or

         (b) Any failure or neglect of the Borrower to perform or observe any of the terms, provisions, conditions or covenants of this Note within ten
         (10) days of Borrower's receipt of written notice of each non-monetary default; or

         (c) If Borrower shall become insolvent; shall make an assignment for the benefit of creditors; shall fail generally to pay its debts as they become due; shall have a receiver, trustee, custodian or conservator appointed with respect to all or part of its assets; or if a petition for relief under any chapter of the federal Bankruptcy Code (or any similar debtor relief laws to which the parties may be subject) is filed by or against any Borrower and, if an involuntary petition, such petition is not dismissed within sixty (60) days of filing; or

         (d) If any tax lien or levy, attachment, garnishment, replevin, execution, or other statutory or judicial lien is filed, levied or claimed against all or any portion of or any interest in the Collateral and such claim or lien is not discharged, satisfied or bonded over to Lender's satisfaction before the earlier of: (1) forty-five (45) days thereafter; and (2) not less than five (5) Business Days prior to any sale of any portion of or interest in the collateral pursuant thereto; or

         (e) If Borrower shall fail to provide and maintain the insurance as provided in Section 17 of this Note.

17.   REMEDIES.

      If any Event of Default occurs or if any Obligation matures by its terms and is not then fully paid within any applicable grace period as specified in Section 16, Lender may, without any further notice (except as may be required by specific applicable laws such as those requiring notices of intended dispositions of certain Collateral) do one or more of the following in such order and manner as Lender, in its sole discretion, may elect to:

                  (a) Cause the entire then unpaid amount of the Obligations or any portion(s) thereof to be and become immediately due and payable; or

                  (b) Exercise any or all of the remedies of a secured party under the Arizona (and/or any other relevant state(s) Uniform Commercial Code (the "UCC") with respect to the Collateral. If Lender should proceed to dispose of or otherwise realize upon any such Collateral in

                          Page 8 of 12      Lender /s/ RF /  /s/ RE  Borrower
                                                   ----------------
                      accordance with the provisions of the UCC, unless the Collateral is perishable or threatens to decline speedily in value, seven (7) days notice by Lender to Borrower or any other "debtor" described in the
                      UCC shall be deemed to be commercially reasonable notice under any provision of the UCC requiring notice; or

                  (c) Avail itself of any other relief to which Lender may be legally or equitably entitled.

18.   INSURANCE.

      For so long as the Collateral secures this Note, Borrower shall name Lender as "Additionally Named Insured" on Borrower's general liability insurance policy of not less than $3,000,000 and Borrower's umbrella liability policy of not less than $5,000,000 and shall provide Lender with a binder within ten (10) days of execution of this Note.

19.   WAIVER.

      Borrower, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of protest, and notice of dishonor, and all other notices or demands of any kind (except notices specifically provided for herein).

20.   CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

      No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination or waiver is sought. No failure on the part of the Lender to exercise and no delay by the Lender in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

21. ATTORNEYS' FEES.

      If this Note is not paid when due or if any Event of Default occurs, Borrower promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

22.   CHOICE OF LAW.

      This note shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to conflict of laws principles.

                          Page 9 of 12      Lender /s/ RF /  /s/ RE  Borrower
                                                   ----------------

23.   BORROWER WARRANTIES TO LENDER

      Borrower warrants to Lender that his Note does not violate any Corporate Bylaws of Borrower or Securities and Exchange Regulations of Disclosures, and Borrower shall provide to Lender certified copies of Corporate Resolutions attached hereto as Exhibit "B" and Borrower shall indemnify and defend Lender of this Note against any and all encumbrances, attachments and adversaries of Lender's positional rights of security aforementioned herein.

24.   ENTIRE AGREEMENT.

      This Note and Agreement constitutes the entire agreement between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged with and integrated into this Note.

25.   NOTICES.

      Any notices which a party desires or is required to give hereunder shall be in writing and shall be deemed given when delivered personally to each party, or three days after deposited in the United States mails, postage prepaid, either registered or certified, return receipt requested, to the parties at the following addresses:

      Lender:    REGINALD D. FOWLER
                 7100 West Erie Street
                 Chandler, AZ 85228

      Borrower:  TRAINING DEVICES INTERNATIONAL, INC.
                 Attention President
                 7367 South Revere Parkway, Building 2C
                 Englewood, CO 80112

                                       BORROWER

                                       TRAINING DEVICES INTERNATIONAL, INC.

                                       By: /s/ Ronald C. Ellington
                                            ----------------------------------
                                            Ronald C. Ellington, Chairman and
                                            Chief Executive Officer


                          Page 10 of 12      Lender /s/ RF /  /s/ RE  Borrower
                                                    ----------------

                                 ATTACHMENT A


---------------------------------------------------------------------------------
FOWLER AGREEMENT
---------------------------------------------------------------------------------
CASH FLOW DATA
---------------------------------------------------------------------------------
EVENT          START DATE         AMOUNT        NUMBER     PERIOD     END DATE
---------------------------------------------------------------------------------
 1 Loan        01/01/2000      1,000,000.00       1
 3 Payment      02/1/2000         10,000.00       2        Monthly     03/01/2000
 4 Loan         03/1/2000        500,000.00       1
 5 Payment      04/1/2000         15,000.00       3        Monthly     06/01/2000
 6 Loan         06/1/2000        500,000.00       1
 7 Payment      07/1/2000         20,000.00       3        Monthly     09/01/2000
 8 Loan         09/1/2000        500,000.00       1
 9 Payment      10/1/2000         25,000.00       5        Monthly     02/01/2001
10 Payment     02/01/2001      2,750,000.00       1
11 Payment     02/01/2001         12,500.00      60        Monthly     01/01/2006


                          Page 11 of 12      Lender /s/ RF /  /s/ RE  Borrower
                                                   -----------------

                              CONSENT CERTIFICATE

The undersigned hereby certify as follows:

1. They are all of the directors of Training Devices International, Inc., a Colorado corporation (hereinafter called the "Company"), entitled to vote with respect to the subject matter hereof.

2. The following resolutions are consented to by the undersigned as such directors as and for their unanimous act and the act of the Company as provided in and in accordance with the provisions of the Colorado Business Corporation Act:

         WHEREAS, the Company wishes to borrow Two Million Five Hundred Thousand Dollars ($2,500,000.00) from Reginald D. Fowler and the officers of the Company are negotiating agreements for this purpose; now therefore be it

         RESOLVED, that the President of the Company, the Chief Executive Officer of the Company and any Vice President of the company, and each of them, are hereby authorized to execute and deliver on behalf of the Company the promissory note and security agreement (a draft of which is attached to this Certificate) for a total indebtedness of Two Million five Hundred Thousand Dollars ($2,500,000.00), plus Interest, Loan Fee, and Revenue Participation Premium to Reginald D. Fowler, with such terms and conditions and with such changes to the draft documents as the officer executing the same shall approve (whose execution shall conclusively evidence that approval);

         RESOLVED, that the officers of the Company are hereby authorized and directed to take such actions and execute such documents as may be necessary (1) to effectuate the foregoing resolutions, (2) to consummate the transactions contemplated by the above-described loan documents, and (3) to perform and comply with the terms and conditions of the final above-described loan documents.

3. This Certificate shall be deemed to be fully executed and delivered when each of the undersigned has executed at least one counterpart, but not necessarily the same counterpart, hereof.

4.  The undersigned have executed this Certificate as of October 25, 1999.


                                       /s/ Ronald C. Ellington
                                       -------------------------------
                                       Ronald C. Ellington, Director

                                       /s/ Bruce S. Betschart
                                       -------------------------------
                                       Bruce S. Betschart, Director

                                       /s/ Robert E. Sawyer, Jr.
                                       -------------------------------
                                       Robert E. Sawyer, Jr., Director

                                       /s/ Leonard Hawkins
                                       ------------------------------
                                       Leonard Hawkins, Director


                          Page 12 of 12      Lender /s/ RF /  /s/ RE  Borrower
                                                    ----------------